Exhibit 10.12

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

CO-OWNERSHIP AGREEMENT
 CONSIDERED AS TRANSFER OF SHARE

BETWEEN THE UNDERSIGNED

1°)                       THE INSTITUT BIOPHYTIS, simplified joint stock company with a capital of €753,927, SIRET no. 492002225000018, having its head office at 14 avenue de l’Opéra 75001 Paris, represented by its Chairman, Mr Stanislas VEILLET, hereinafter referred to as the ‘COMPANY”,

ON THE ONE HAND,

And

2°)                       UNIVERSITE PIERRE ET MARIE CURIE (Paris 6),  scientific, cultural and professional public institution, SIRET No.: 19751722000012 — APE code: 8542Z, located at 4 Jussieu - 75252 PARIS Cedex 05, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “UPMC”,

FURTHERMORE

UPMC, and the COMPANY are hereinafter jointly referred to as “PARTIES” and individually as “PARTY”.

IT IS RECALLED THAT:

In the context of the research, particularly between UPMC and the COMPANY several inventions have been developed.

The said inventions are liable for protection under industrial property, they have led to the filing of different patent applications.

By this agreement, UPMC and the COMPANY wish to formalise the co-ownership between the PARTIES on patent applications (listed in appendix 1) as well as their extensions and determine the rights and obligations of each PARTY, particularly as regards the use of inventions.

The COMPANY has informed UPMC of its willingness to take advantage of the exclusive use of PATENTS as defined below, in the AREA. Thus, the PARTIES have agreed to define the terms of such exclusive use in a separate agreement (hereinafter referred to as the “CONTRACT FOR USE “).

THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

APPRAISER refers to the PARTY chosen by the other PARTIES and which accepts to identify and contact potential partners for the use of PATENTS, as well as to take all the necessary measures for such use for the territory(-ies) assigned to it .

AREA, means the area of food (including food supplements and nutritional products) and medicines, for use by humans and animals.

CO-OWNERS means the Parties having a right to a share in the  patents.

CONFIDENTIAL INFORMATION, means any confidential information of any kind particularly scientific, strategic, financial or any information whether protected or not, by an instrument not yet published, belonging to the Parties or one of the Parties, relating to the invention protected by the PATENTS, or in particular relating to the know-how which allows implementing the PATENTS, whether it is  in writing, graphic, oral or in any other form; and irrespective of its transmission method to the receiving Party.

CONTRACT FOR USE, means any contract, agreement or instrument such as notably, without this list being exhaustive, license agreement, option contract on licence, memorandum of understanding in connection with the development, use, manufacture and/or marketing of products implementing all or part of the PATENTS and/or having as objective all or part of the PATENTS and related know-how  negotiated between the Parties or by the APPRAISER as part of the tasks assigned hereunder, whether this agreement is in the negotiation stage or signed.

COSTS OF INDUSTRIAL PROPERTY, means exclusive direct costs incurred for the preparation filing, extension, issuance and continuance in force and defence operations before a patents office (opposition, interference..) of PATENTS. The COSTS OF INDUSTRIAL PROPERTY also include direct costs relating to the registration of this co-ownership.

The COSTS OF INDUSTRIAL PROPERTY do not include any costs incurred for the infringement proceedings initiated by one or more of the PARTIES for the protection of the

PATENTS.

DATE OF SIGNATURE means the last date of signature of this Agreement by all the PARTIES.

EFFECTIVE DATE, refers to the date of filing the priority  application of the initial patents of this agreement or on 25 June 2009.

FIRM, refers to the firm of Industrial Property advice, which has received responsibility for establishing all documents for the preparation, filing, extension, issuance, defence before the Patents Offices and the continuance in force of PATENTS, its foreign correspondents, and eventually the service company in  charge of annuity payment for the PATENTS.

INVENTORS, means people who have participated in the invention and those cited in the invention declaration.

MANAGER OF PATENTS, refers to the PARTY chosen and which has accepted the mandate to manage all operations relating to the preparation, filing, extension, issue, maintenance and defence before a patent office (opposition, interference, etc.) of PATENTS for the listed territory(-ies).

OPERATING INCOME means amounts of any kind collected in respect of the  CONTRACT FOR USE of PATENTS, or direct use by one of the Parties after approval of the other Party particularly in the area of exploitation;  including, not exhaustively, the optional incomes, income from licence, —sub-licencing incomes, instalment payments, lump sum amounts, dues and any similar income.

PATENTS, refers to the French patent application no.09 54354 called “Food composition meant for solar protection” filed on 25 June  2009 on behalf of Biophytis, citing as inventors Mr René Lafbnt (UPMC/Biophytis), Mr Stanislas Veillet (Biophytis), Mr Waly Dioh (Biophytis), the right of priority attached therein, as well as any patent application filed abroad or in France on priority application basis, any continuation, partial continuation, addition, division resulting therefrom and patents granted as a result of it or any equivalent title as well as any patent refilled, reissued or reviewed, as well as any eventual Additional Protection Certificates (Annex 1).

SHARE,  refers to the sharing of ownership of the PATENTS of each PARTY, as defined in article 1.1 below.

THIRD PARTY CO-CONTRACTOR, means any identified third party, concerned by the use of PATENTS within the framework of a CONTRACT FOR USE.

Terms used in the singular shall also be included in their plural form and vice versa.

AS A RESULT OF WHICH IT HAS BEEN DECIDED AND AGREED AS FOLLOWS:

Article 1 - PURPOSE AND SCOPE OF THE AGREEMENT

1.1                   The COMPANY transfers free of charge to UPMC, which accepts, fifty percent (50%) of ownership rights to the PATENT filed in its name alone (Annex 1), without any exception, or reservation to the ownership and use, including the related priority rights.

Therefore, the PARTIES are co-owners of PATENTS in the following proportion:

•                    fifty percent (50%) for the COMPANY,

•                  fifty percent (50%) for UPMC,

1.2                   Therefore, the PARTIES wish to formalise the rules applicable to the co-ownership of PATENTS as well as the rights and obligations resulting therefrom. The terms and conditions for the distribution of the OPERATING INCOME shall be formalised in a CONTRACT FOR USE negotiated separately between the PARTIES.

Article 2-TERM

These rules come into force on the EFFECTIVE DATE and remain in force until the later of the following deadlines: (i) the expiry or abandonment of  the last PATENT, (ii) until a contract for use of PATENTS and/or the related know-how is in force or if required until the date when one of the PARTIES will become the hundred  percent (100%) owner of PATENTS, if it occurs before.

Article 3 - MANAGEMENT OF PATENTS

3.1   Appointment of the MANAGER OF PATENTS

The PARTIES agree by mutual agreement that the COMPANY will be responsible for managing the PATENTS both in France and abroad and that it shall bear all the COSTS OF INDUSTRIAL PROPERTY. The MANAGER of PATENTS will ensure its duties in the best interests of the PARTIES.

Should the MANAGER OF PATENTS wish to abandon the role of MANAGER OF PATENTS, it will need to notify the other PARTIES at least thirty (30) days before the next due date for the proceedings of Industrial Property so that one of the other PARTIES can take over this responsibility, if it so wishes. If the other PARTIES do not accept to resume this role, the MANAGER OF PATENTS will remain the same and the PARTIES will endeavour to find an amicable solution as soon as possible.

3.2          Filing, issue and maintenance of the PATENTS

The instruments relating to the filing, issue and maintenance of the PATENTS are decided by the MANAGER OF PATENTS after  consultation of the other PARTY by written notification.

The MANAGER OF PATENTS undertakes to consult in writing the other PARTY before undertaking any legal action in relation to the procedures or on the choice of procedures relating to any one of the PATENTS. The other PARTY must receive such a request at least thirty (30) days before the deadline as well as a copy of any document relating to the said procedures sufficiently in advance to allow them to submit their comments before the deadline.

Subject to the proper application of the provisions of the preceding paragraph, the failure to respond in writing within a period of thirty (30) days or a shorter period if it were imposed due to a procedural deadline before an Office following the receipt of these documents by the other PARTIES, will be deemed to be an acceptance of the proposal of the PATENT MANAGER.

In addition, the MANAGER OF PATENTS undertakes not to incur any exceptional COSTS OF INDUSTRIAL PROPERTY before a Patents office for any one of the PATENTS for interference or opposition procedures, reviews or reissues, without the prior written consent of UPMC.

Unless the PARTIES together agree otherwise , on the EFFECTIVE DATE hereof in the countries where the PARTIES are jointly carrying out PATENT procedures, , the COSTS OF INDUSTRIAL PROPERTY are exclusively borne by the COMPANY.

Defaulting on the payment of the COSTS OF INDUSTRIAL PROPERTY by the COMPANY shall be construed as a waiver by the COMPANY of its SHARE in the PATENT(S) and consequently, shall be considered as free transfer of the COMPANY’s SHARE of PATENTS in the concerned countries to the other PARTY. Therefore, the COMPANY shall undertake to immediately grant all powers, document and signature for the completion of this sale and it can no longer receive any remuneration for the direct and/or indirect use of PATENTS for this country (these countries) and will no longer have any right to industrial or commercial use on these same PATENTS, from the time of receipt of the notification by the other PARTY.

3.4       On submission of accounting proof, particularly invoices from the FIRM, of a nature as to prove its material incapacity to settle the COSTS OF INDUSTRIAL PROPERTY, the COMPANY may exceptionally make a written request for UPMC to exceptionally participate in the payment of  the COSTS OF INDUSTRIAL PROPERTY on the PATENTS. UPMC must decide on its intention to grant the COMPANY’s loan request within thirty (30) days.

It is understood between the PARTIES that any exceptional payment of the COSTS OF INDUSTRIAL PROPERTY by UPMC, must be reimbursed no later than twelve months from the effective payment by UPMC. Payment towards the loan can be made only after the Parties have signed a specific agreement, which could be in the form of an amendment, stating the loan amount and its terms and conditions(Annex 2: Model of the amendment, terms and conditions of reimbursement).

This exceptional situation cannot be understood as changing the status of the COMPANY’S MANAGER OF PATENTS.

3.5        Discontinuation by one of the PARTIES

If one of the PARTIES:

•       decides to abandon all or part of the PATENTS, or

•                   does not wish to participate in the extension or continuation of the procedure in a particular country, or

•                  does not wish to incur exceptional COSTS OF INDUSTRIAL PROPERTY,

it shall notify the other PARTIES in writing thirty days (30) days before the next due date for the Industrial Property proceedings, and will hand over to the other PARTY its share in the said PATENT(S). The abandonment of such rights shall take effect from the time of receipt of the abandonment notice by the receiving PARTIES. It is understood that any notification of abandonment must take place before instructions to the FIRM.

The PARTY that abandons its share agrees to provide the other PARTIES with all the signatures and documents necessary for the continuation of the procedure of the PATENTS that it wishes to abandon.

In addition, the PARTIES undertake to ensure that their staff members, and/or persons placed under their authority, cited as INVENTORS provide the necessary signatures and perform all tasks for which they are responsible as inventor and necessary, for the extension, issue, defence and maintenance of the PATENTS.

If, pursuant to article 3.4, one of the PARTIES decides to abandon its rights to the PATENTS in one or more countries given, the COSTS OF INDUSTRIAL PROPERTY paid for these countries by that PARTY prior to its decision to abandon cannot under any circumstances be reimbursed. Unless the PARTIES together agree otherwise, the said PARTY will no longer receive, any OPERATING INCOME from the use  subsequent to the abandonment of the said PATENTS for this country (these countries), from the time of receipt of the notification by the other PARTIES; subject to compliance with the rules on sharing of COSTS OF INDUSTRIAL PROPERTY listed below,.

In the event of a decision to abandon by the COMPANY, it does not exempt the COMPANY from paying the COSTS OF INDUSTRIAL PROPERTY, as set out in Article 3.2, incurred for this country (these countries) given until its notification of abandonment.

In the event that the PARTIES agree to abandon one of the PATENTS in one or more of the given countries, the MANAGER OF PATENTS will inform the INVENTORS in writing of it, in sufficient time to allow them to take over this PATENT, in the concerned country (-ies), in their name.

Subject to  compliance with the provisions of the sub-paragraph given above, in any country where one of the PARTIES decides to handle alone all procedures relating to the filing, extension, issue and maintenance of the PATENTS,  , the corresponding COSTS OF INDUSTRIAL PROPERTY will be solely borne by the concerned PARTY or PARTIES.

If one of the PARTIES decides not to participate in one or more extensions, it is agreed between the PARTIES that the operating income from this(these) country(-ies) will be received only by the PARTIES having borne the corresponding COSTS OF  INTELLECTUAL PROPERTY.

If one of the PARTIES decides to abandon its rights in a country, the COSTS OF INTELLECTUAL PROPERTY paid for that country by this PARTY prior to its decision to abandon may not be refunded under any  circumstances.

Article 4 - USE OF PATENTS

4.1   Use

The PARTIES are free to use the PATENTS for, internal research purposes only, alone or in conjunction with third parties, even in case of transfer or abandoning of their share of ownership over all or part of the PATENTS ; subject to, in the event of collaboration with third parties, informing the other PARTIES beforehand and complying with the confidentiality obligations set out in Article 7 below. It is agreed between the PARTIES that the COMPANY may oppose collaboration with any private third party, as soon as it can provide written evidence, of the existence of non-compliance with its articles of association, tasks and/or activities.

4.2.  Use in the AREA

The COMPANY has expressed its desire to take advantage of exclusive use of the PATENTS in the AREA, which has been accepted by UPMC provided that the PARTIES agree on the conditions of granting such exclusivity in the context of a CONTRACT FOR USE.

As a result, it is henceforth agreed between the PARTIES that any direct or indirect use of all or part of the PATENTS will result:

•                  Prior to any use for the conclusion of a specific contract, defining the operating conditions;

•                  and remuneration for the PARTIES.

The COMPANY acknowledges that UPMC may propose to a third party concerned by the use of all or part of the PATENTS in the AREA. The COMPANY will then have one (I) month from the notification sent by UPMC to refuse to grant a usage license to this third party if the COMPANY can demonstrate in writing that such exploitation is likely to violate its industrial and commercial strategy, its tasks, its articles of association and/or its activity. After this period and without written response from the COMPANY, COMPANY’s approval for the said use by the third party will be taken for granted.

Furthermore, the COMPANY acknowledges that if it does not exercise due diligence to seriously use the PATENTS on which it has operating rights, it cannot oppose the granting of a license for the use of PATENTS to a third party proposed by UPMC.

In the event where the exclusive usage rights granted to the COMPANY are terminated, in accordance with the provisions given above, it is already agreed that except in case of disagreement between the PARTIES, the COMPANY will be appointed as the APPRAISER and that the provisions of Article 5 will be applicable.

4.3    Usage out of AREA :

Out of AREA, the PARTIES will cooperate at the written request of one of them to define in a separate agreement, in good faith and in the best interest of the PARTIES the industrial and commercial usage conditions of the PATENTS.

The COMPANY cannot oppose a use proposed by UPMC without good reason, and which should be communicated to them immediately by registered letter with acknowledgement of receipt.

ARTICLE 5 - APPRAISER

5.1   Designation of the APPRAISER

The PARTIES agree to appoint the COMPANY as the APPRAISER if it no longer wishes to exploit the PATENTS itself in accordance with Article 4.2 above.

If the APPRAISER no longer wishes to take up the role of the APPRAISER, it shall promptly inform UPMC so that it can take over this task, if it so wishes. In the event where none of the PARTIES wishes to take up this role, the APPRAISER will remain the same and the PARTIES will endeavour to find an amicable solution.

5.2    Tasks of the APPRAISER

5.2.1            Unless the PARTIES together agree otherwise, by written agreement, (APPRAISER can alone negotiate and sign, in the best interests of the PARTIES secrecy agreements and/or material transfer agreements having as their object the PATENTS and related know-how, with third parties, particularly industrial within the framework of the appraisal operation; it being understood that the PARTIES are free to use the invention subject of the PATENTS for internal research purposes only, alone or in collaboration with third parties in accordance with Article 4.1 above.

5.2.2           In addition, only (the APPRAISER can negotiate and draft the CONTRACTS FOR USE, unless otherwise agreed between the PARTIES, the draft of the CONTRACT FOR USE is communicated by the APPRAISER to the other PARTIES for approval and prior to signing thirty (30) days before the date scheduled for the signing. This agreement may be refused only if one or the other of the Parties can reasonably demonstrate in writing, within thirty (30) days of the communication, that such  CONTRACT FOR USE creates a serious violation of its articles of association, activities and/or tasks of the Public Establishments.

On the other hand, other PARTIES may approach the APPRAISER, within the aforesaid period of thirty (30) days, with any comments, remarks or proposals of revision of the  draft of the CONTRACT FOR USE. The APPRAISER undertakes to communicate this draft to the THIRD PARTY CO-CONTRACTOR so that the said comments are incorporated into the final version of the CONTRACT FOR USE to the extent however that  such comments, remarks, or proposals of revision  are sent to the APPRAISER (i) with valid reasons, (ii) within the deadline granted, and (iii) based on substantial elements of the draft of the  CONTRACT FOR USE. It is understood that the insertion of the said comments in the final version of the CONTRACT FOR USE is for the APPRAISER, negotiating in the best interests of the Parties, only an obligation of means.

HERE

5.2.3                For the purposes of this Article, the PARTIES agree to consider as substantial, any element of the CONTRACT FOR USE particularly relating to the extent of rights granted by the PARTIES on the THIRD PARTY CO-CONTRACTOR,  enhancements, responsibilities and guarantees mentioned in the draft of the CONTRACT FOR USE, but excluding any information in its pure form  and without any impact on the merits thereof. On expiry of the thirty day (30) period mentioned above, the silence of the other PARTIES will be deemed as its tacit acceptance of the terms of the draft of the CONTRACT FOR USE and the APPRAISER can then sign the said CONTRACT FOR USE on its behalf and in the name and on behalf of the other PARTIES.

Each one of the other PARTIES will receive a copy within thirty (30) days.

5.2.4                          Subject to prior notification sent to the APPRAISER, the other PARTIES may propose to the APPRAISER potential THIRD PARTY CO-CONTRACTORS  for the use of the PATENTS. THE APPRAISER can oppose the application of a THIRD PARTY CO-CONTRACTOR  only if it  can reasonably demonstrate in writing, within thirty (30) days of the notification, that the  said application is not compliant with its articles of association, activities and/or tasks of Public Establishments or that negotiations with another THIRD PARTY CO-CONTRACTOR have already been initiated by the APPRAISER.

5.2.5                    Unless the PARTIES jointly agree otherwise, in writing, all the CONTRACTS FOR USE shall establish that all THIRD PARTY CO-CONTRACTORS shall pay directly to the APPRAISER the OPERATING INCOME, it is up to the latter to distribute such OPERATING INCOME in accordance with Article 1.1.

5.2.6                    THE APPRAISER will distribute the OPERATING INCOME, after repaying to the PARTIES the COSTS OF INDUSTRIAL PROPERTY that they have incurred, and reimbursements of aids granted by OSEO to either of the PARTIES or by other similar organisations and this, regardless of the object appraised (patent or know-how) as follows:

1)                                             fifty percent (50%) (twenty five per cent (25%) after D2) for public inventors in accordance with Article R6I 1-14-1 of the intellectual property code,

2)                                             ten percent (10%) in favour of the APPRAISER as appraisal costs,

3)                                             whereupon, THE APPRAISER will distribute the OPERATING INCOME in accordance with the shares defined in Article 1.1

5.2.7                    In the event of negotiation of a CONTRACT FOR USE exclusively with a THIRD PARTY CO-CONTRACTOR, the APPRAISER undertakes to put in its best efforts to get the THIRD PARTY CO-CONTRACTOR to bear all or part of the COSTS OF INDUSTRIAL PROPERTY, it being understood that this obligation in charge of the APPRAISER is of means only.

Article 6 — Guarantees

Nothing in this agreement shall be interpreted as constituting any guarantee, both express as well as implicit by one of the PARTIES, other than the material existence of PATENTS.

Consequently, the hazards, risks and perils possible for the execution of this agreement and the licenses and eventual legal defects detected by one or more of the PATENTS are to be borne solely by the operating PARTY, its subsidiaries or licensees. In particular, the operating PARTY  will be responsible for identifying and examining, if it deems necessary, the rights of third parties whose PATENTS and/or KNOW-HOW could be dependent and to assess the scope of these third party rights.

The operating PARTY cannot call the other PARTIES in guarantee in case of loss or damage of any nature whatsoever caused by the use of PATENTS, KNOW-HOW and/or products implementing the PATENTS and/or KNOW-HOW. The operating PARTY is responsible towards its clients and/or any third party, for the implementation of PATENTS, KNOW-HOW and the quality and performance of products implementing them.

The operating PARTY guarantees the other PARTIES and their employees, against any appeal that might be brought against them as a result of damages to persons or property, suffered in connection with the use of the PATENTS and/or the KNOW-HOW and marketing products used by the operating PARTY. The operating PARTY waives the right to take any action against the other PARTIES in the case where these claims, requests, proceedings, actions are filed against the operating PARTY and the licensees by a third party.

The operating PARTY  ensures that the same commitments are made by its subsidiaries and the licensees.

The operating PARTY operator will ensure that it, its subsidiaries and the licensees have the necessary insurance to sufficiently cover their liability under this agreement.

In the event of rejection, cancellation of one or more PATENTS, dependency of such PATENTS, on a previous dominant patent, in the  event where the products  due to the use of PATENTS were declared infringing by a final court decision, the other PARTIES will not be liable to refund the sums already acquired from the operating PARTY, nor the reduction of sums due until the day of revision of the final court decision, nor the payment of eventual damages to the operating PARTY, its subsidiaries and/or licensees as compensation for the damage caused by the said rejection, cancellation, dependency or violation.

The provisions of this article 4.4 shall remain in force notwithstanding the maturation or termination of the contract.

ARTICLE 7 - ACCOUNTING

The sums due by the APPRAISER to the other PARTIES  must be paid in euros, to the individual and at the banking address listed below:

For UPMC:

The Accounts Agent of Université Pierre et Marie Curie (Paris 6)

Address: RGFIN Paris Head Office

Bank Code: 10071 - counter code: 75000 - account no.: 00001005793 - RIB key: 64

For the COMPANY

Holder:	INSTITUT BIOPHYTIS
Address:	CIC PARIS ST-HONORE ENTREPRISES
BIC:	CMCIFRPP
IBAN:	FR76 3006 6109 3400 0104 3000 148

Article 8 -TRANSFER OF SHARE IN PATENTS

At any time, and in the conditions defined below, each PARTY may assign its co-ownership share in the PATENTS, subject to complying with the applicable legal obligations.

In this case, the PARTY wishing to sell its co-ownership share to a third party, firstly notifies its intention by registered letter with acknowledgement of receipt to the other Party, particularly specifying the name of the third party transferee and the financial conditions of the transfer.

Within [****] of this notification, the other PARTY, has a pre-emptive right for a period of [****] from  receipt of the said notification by registered letter with acknowledgement of receipt, to the financial terms and conditions at least equal to those granted to the third parties. In this period, the other PARTY shall communicate  its decision to the transferring PARTY by registered letter with acknowledgement of receipt and it will get the acquired share by mutual consent.

If the other PARTY does not wish to acquire the share transferred, it shall so inform the transferring PARTY as soon as possible.

On expiry of the period mentioned above, the PARTY wishing to sell its share will automatically get the authorisation to transfer if the other PARTY has not communicated to it, its willingness to exercise its pre-emptive right.

On the other hand, it is understood that the other PARTY can refuse the transferee only if it can reasonably demonstrate in writing, in this same [****] period from the notification of intent, that a transfer with such a transferee would not be compliant with their articles of association, activities and/or tasks.

The terms and conditions of transfer of any one of the PATENTS to a third party cannot under any circumstance be more favourable than those proposed to the other CO-OWNER PARTY.

In the transfer deed, the transferor then informs the transferee, who accepts without modification, of the rights and obligations in this Agreement with the possible exception of Article 4.2.6 1) that may not be opposed to it in the event where its articles of association are excluded from the application of R.611-14-1. The transferee will be subrogated in all the rights and  obligations of the transferee, except for the right to be the APPRAISER if the transferring PARTY was the APPRAISER for the PARTIES. A copy of this transfer deed is sent to the other PARTY.

The transferring PARTY undertakes to provide to the other PARTY and/or the third party transferee all signatures and documents necessary for the continuation of the intellectual property proceedings relating to the PATENTS.

In addition, the transferring PARTY undertakes to ensure that its staff members cited as inventors provide the necessary signatures and any information necessary for any proceedings related to PATENTS before of the Patents Office, particularly for the filing and maintenance of the PATENTS.

Article 9 - CONFIDENTIALITY

9.1                    Each PARTY agrees to respect and keep strictly confidential all CONFIDENTIAL INFORMATION received from the other PARTY; and to limit its disclosure to persons requiring it

9.2                    The PARTIES will ensure that their staff and any person under their authority for any reason whatsoever are bound by the same non-disclosure clause concerning CONFIDENTIAL INFORMATION.

9.3                    Each PARTY undertakes not to file a patent application or to claim any other intellectual property title including all or part of the CONFIDENTIAL INFORMATION received from the other PARTY, unless specifically agreed in writing with the relevant PARTY.

9.4                    The confidentiality commitments between the PARTIES through this agreement do not apply to the use or the disclosure of CONFIDENTIAL INFORMATION for which the receiving PARTY can demonstrate:

a)             that this information was disclosed after obtaining the prior written authorisation of the owning PARTY, or that the disclosure was made by the owning PARTY.

b)             that it was in the public domain at the time of its disclosure or was published or made available to the public, in any manner whatsoever, without action or fault on the part of the recipient PARTY,

c)              that this information was legally received by the receiving PARTY from a third party in  recipient by a third party without wrongful disclosure without any breach of this agreement.

d)             that at the date of its communication by the owner PARTY that provided it, the recipient PARTY was already in possession of this information,

c) that its disclosure was imposed by the application of an essential legal or regulatory provision or by application of a final court decision or an arbitration ruling.

The aforementioned exceptions are not cumulative.

9.5                    Notwithstanding the stipulations of Article 6.1 above, the PARTIES agree that any disclosure to a third party of any CONFIDENTIAL INFORMATION, particularly disclosure to a third party contractor, will be preceded by the signing of a non-disclosure agreement whose terms and conditions will be at least similar to those in this article.

9.6                    This article shall remain in force notwithstanding the expiry or termination of this agreement.

Article 10 - INFRINGEMENT — VALIDITY OF PATENTS

10.1            In the event of declaration of invalidity, or infringement of PATENTS by a third party, the PARTIES will together provide all the elements in their possession which allow evaluating its nature and extent and shall consult each other to determine by mutual agreement the strategy to adopt.

In the case where a consensus could not be obtained within a reasonable time-frame, each one of the PARTIES may exercise alone and at its own expense the actions that it deems appropriate, it being understood that, in this case, the compensation resulting from the said shares allocated by the deliberating court are fully and irrevocably owned by the PARTY taking action.

The PARTIES agree to provide all documents, powers or information that would be necessary for the PARTY initiating proceedings for the above-mentioned shares.

10.2            Pursuant to the provisions of Article 6 given above, each PARTY acknowledges that it is its sole responsibility to identify and examine, if it deems this necessary, the rights of third parties when the use  by the said PARTY of PATENTS could be dependent on the rights of the said  third party.

Consequently, the PARTIES agree that in the event of proceedings initiated by a third party, the challenged operating PARTY will alone bear the costs to be incurred for its own defence. The said PARTY will be personally responsible for sanctions declared possibly against it by the courts, notwithstanding any joint and several liability that may be declared against the PARTIES.

In particular, the COMPANY acknowledges that, for any direct or indirect use of the PATENTS, if infringement action is filed against the COMPANY, the COMPANY will exonerate UPMC and its staff members. Pursuant to Article 6, the COMPANY refrains from calling on UPMC and/or its inventors in guarantee for any reason whatsoever.

Where legal proceedings for infringement are exercised against the COMPANY or against its licensees and/or subsidiaries, it shall immediately notify UPMC of it in writing. No compensation, reimbursement of amounts paid, or any reduction of outstanding receivables at the time of the court’s decision can be claimed from UPMC.

The COMPANY undertakes to have its subsidiaries and licensees undertake the same commitments.

10.3            Each PARTY gives up its right to sue the other PARTY for the consequences on the validity of PATENTS due to a claim or defence action filed by the latter

10.4          Articles 7.2, and 7.3 of this agreement shall remain in full force and effect notwithstanding expiry or termination of this agreement.

Article 11 - TERMINATION

This contract is automatically terminated in the event where one of the PARTIES is liquidated, dissolved or becomes the sole owner of all PATENTS.

The provisions given in Articles 1; 9; 10; 11 and 14 to 22 shall remain in force notwithstanding the expiry or termination of this agreement.

In the event of termination, the PARTY that is no longer the co-owner undertakes, in accordance with Article 3.3, to no longer use  and to not allow the direct or indirect use of PATENTS until their expiry.

Article 12- TRANSFER OF AGREEMENT

This agreement is personal, non-transferable and non-assignable, subject to the provisions of Article 6 above.

Article 13 - NAME OF THE PARTIES

13.1                      The COMPANY undertakes not to use either in writing or verbally the name, trade name, brand or other designation or distinctive sign belonging to UPMC or any one of its agents, including in the form contracted or shortened or by imitation, within the scope of use and/or any promotional activity and this, regardless of the medium used (flyers, posters, video, etc.), without having obtained prior, written approval of PMC.

Pursuant to what is stated above, any use by the COMPANY will be conducted under its own brand or under the trade marks for which it has regularly obtained license.

However, solely for the purpose of information  on the origin of the PATENTS, the words ‘Technologie Biophytis/UPMC” may appear on any publicity document, technical or  explanatory notice relating to the used products of the COMPANY, its subsidiaries or licensees. The COMPANY will ensure that this statement, by its form or the context in which it is placed, is not interpreted as any guarantee issued by UPMC on the used products.

Whenever required by the law of a country, the COMPANY may, affix or get affixed on the products, the words “Technologie Biophytis/UPMC”, or any other equivalent note approved beforehand and in writing by UPMC.

13.2                      Any public declaration or communication relating to the signing of this agreement and the mention, exclusively in this context, of the name of the PARTIES or one of its agents or employees may be made freely. On the other hand, any declaration or public communication relating to its contents will be made only upon the written agreement of all the PARTIES.

13.3                      The provisions set out in the paragraph 13.1. do not forbid one of the PARTIES to refer to the other PARTY in any document drawn up for the needs of any administrative,, regulatory or judicial proceedings, or for information through UPMC of third parties involved in the PATENTS, e.g. aid organisations for technological transfer such as BPI France.

13.4                 The COMPANY may affix or have affixed on the products it sells the number of PATENTS whenever required by the laws of a country.

13.5                 The COMPANY will ensure that its subsidiaries and its licensees are bound by the same obligations vis-à-vis UPMC as those set forth in this Article 13. The provisions of this Article 13 shall remain in force notwithstanding the expiry or termination of this agreement.

Article 14 - WAIVER

The fact for one of the PARTIES not to claim a breach by the other PARTY of any one of the obligations set forth in this agreement shall be construed in the future as constituting a waiver by the initial PARTY of the concerned obligation.

Article 15 - APPLICABLE LAW - DISPUTES

15.1     This Agreement is governed by French laws and regulations.

15.2             In case of difficulty in the interpretation or performance of this Agreement, the PARTIES may resolve their differences amicably.

15.3             In case of a disagreement persisting for more than three (3) months as of the first notification concerning the dispute by one of the PARTIES to the other, the dispute will be brought before the competent French courts.

15.4             Notwithstanding the termination or expiry of this Agreement, this Article shall remain in effect.

Article 16 - ENTIRE AGREEMENT

This agreement and its annexes express all the obligations of the PARTIES relating to the co-ownership of PATENTS and can be modified only by a written agreement between the PARTIES signed by the representatives of PARTIES duly authorised for this purpose. None of the general or specific conditions contained in the documents sent or delivered by the PARTIES may be integrated into this agreement.

Article 17- INVALIDITY OF A CLAUSE

If one or more stipulations of this Agreement are held to be invalid or declared as such by application of a law,  rule - and in particular, of a European Union law — or following a final decision of a competent court, the other stipulations shall retain their full force and scope and the PARTIES will immediately proceed with the  required modifications in accordance with, to the fullest extent possible, the agreement existing at the time of signing this Agreement.

Article 18 - TITLES

In case of difficulties in interpretation between any of the titles appearing at the head of the clauses and any of the clauses, the titles will be declared non-existent.

Article 19 - REGISTRATION IN THE NATIONAL PATENTS REGISTER

19.1            The MANAGER OF PATENTS registers, within a period of 6 (six) months from the DATE OF SIGNING, this Agreement in the National Patents Register, held by the National Institute of Industrial Property, and in the national patents registers held by the  national offices of Industrial Property concerned by the PATENTS.

19.2            The costs of registrations provided for in this Article 16.1 are considered as COSTS OF INDUSTRIAL PROPERTY.

Article 20 — ENHANCEMENTS

Except if agreed otherwise in writing by the PARTIES, the existence of this agreement shall in no case be construed as conferring, implicitly or expressly, any right, particularly to ownership and/or to use the enhancements made by each of the PARTIES to the PATENTS, each PARTY retaining ownership of its own enhancements.

Article 21 - NOTIFICATIONS

21.1            Any notice required under this agreement shall be issued by registered letter with acknowledgement of receipt, to the PARTY concerned at the following address:

For the COMPANY:

Institut Biophytis

14 avenue de l’Opéra

75001 Paris

For UPMC:

Université Pierre et Marie Curie

Tour Zamansky

DGRTT-A1PI

4 Place Jussieu

75252 Paris cedex 05

Any notice shall be deemed to have been issued on the day it was actually received by the addressee, unless the date of receipt is a holiday or a period of closure of the concerned services in which case, it shall be deemed to have been received on the next working day..

21.2             Any change of address must be provided in writing to the other PARTY, by registered letter with acknowledgement of receipt or any other equivalent notification procedure.

21.3             Each PARTY is committed to sign, ratify and authenticate all documents required for the complete execution of this agreement.

Article 22 - MISCELLANEOUS

In addition, the PARTIES undertake, in the event of final abandonment by all PARTIES of all PATENTS, to respect their legal and regulatory obligations vis-à-vis their INVENTORS (in particular to offer beforehand to the INVENTORS to take over the concerned PATENT(S) in their name and at their expense under the conditions to be defined.

The provisions of this Article shall remain in force notwithstanding the early termination of this Agreement, in accordance with Article 9.

Drawn up in three (3) originals in French, , one (1) of which is for each of the PARTIES and one (1) for registration in the INPL

Signed in Paris, on 10/11/2014

/s/ Stanislas Veillet
Mr Stanislas VEILLET Chairman of Institut Biophytis

Signed in Paris, on

/s/ Jean Chambaz
Mr Jean CHAMBAZ Chairman of UPMC

ANNEX 1

II - File 22990

Title	Food composition for sun protection
Holders	• Institut Biophytis SAS • Université Pierre et Marie Curie
Inventors	• Stanislas Veillet • René Lafont • Waly Dioh
Abbreviated

The invention concerns usage in food of norbixin and bixin and/or norbixin enriched urucum extract. The invention also applies to food composition comprising norbixin, bixin or an extract comprising at least bixin or norbixin, the said composition is intended to be administered orally, for the protection of skin of mammals from UV radiation.

Country	Filing Date	Filing No.	Publication date	Publication No.	Status
Australia	25.06.2010	2010264314	29.12.2010	AU2010264314	Review to request (DL:June 2015)
Brazil	25.06.2010	P11010113-6	29.12.2010	(WO 2010/149942)	Review required
Europe	25.06.2010	10 745340.90	29.12.2010	EP2445476	Review required
USA	25.06.2010	13/380,768	29.12.2010	US2012149776	Review Phase (Response to an official letter required before 23/08/2014)
FR	25.06.2009	0954354	31.12.2010	2 947 173	Issued on 27/01/2012

Priority application: French patent application No. 09 54354, filed on 25/06/2009 on behalf of Biophytis, patent granted on 27/01/2012 (FR2947173)

ANNEX 2-MODEL

AMENDMENT TERMS AND CONDITIONS OF REIMBURSEMENT

BETWEEN THE UNDERSIGNED

1°)                        INSTITUT BIOPHYTIS, simplified joint stock company with capital of €753,927, SIRET no. 492002225000018, having its head office at 14 avenue de l’Opéra 75001 Paris, represented by its Chairman, Mr Stanislas VEILLET, hereinafter referred to as the “COMPANY”,

ON THE ONE HAND,

And

2°)                        UNIVERSITE PIERRE ET MARIE CURIE (Paris 6),  scientific, cultural and professional public institution, SIRET No.: 19751722000012 — APE code: 8542Z, located at 4 Jussieu - 75252 PARIS cedex 05, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “UPMC “,

FURTHERMORE

UPMC, and the COMPANY are hereinafter jointly referred to as “PARTIES” and individually as “PARTY”.

IT IS RECALLED THAT:

In the context of the research undertaken by UMPC and Biophytis, several inventions have been developed.

The said inventions are liable for protection under industrial property, they gave rise to different filing applications. On this date, the COMPANY took the responsibility of paying the entire industrial property costs i.e. an approximate amount of …… euros. And the conclusion between the PARTIES of a co-ownership rule on………

Article 1- DEFINITION

PATENTS, refers to the French patent application no.09 54354 entitled “ ...” filed on 25 June 2009 in the name of Biophytis s, quoting as inventors the right of priority attached therein, as well as any patent application made abroad or in France on a priority basis, any continuation, partial continuation, addition, division resulting therefrom and patents issued as a result thereof or any equivalent title as well as any patent refiled, reissued or reviewed, and eventual Additional Protection Certificates.

COSTS OF INDUSTRIAL PROPERTY, means exclusive direct costs incurred for the preparation filing, extension, issuance and continuance in force and defence operations before a patents office (opposition, interference..) of PATENTS. The COSTS OF INDUSTRIAL PROPERTY also include direct costs related to the registration of this co-ownership.

The COSTS OF INDUSTRIAL PROPERTY do not include any costs incurred for the proceedings of infringement initiated by one of the PARTIES for the protection of PATENTS.

Article 1 - OBJECT

This amendment is aimed at:

•                  Formalising the acceptance by UPMC to recover all the invoices and quotes relative to the intellectual property costs on an exceptional basis, instead and in place of the COMPANY;

•                  Fixing the terms and conditions of reimbursement by the COMPANY

Article 2: Terms and conditions

2.1    Loan

2.1.1     In view of the particularly delicate situation of the COMPANY , on the day of signing this agreement, UPMC accepts to exceptionally recover the intellectual property costs in accordance with Article 3.3 of the co-ownership rules signed between the PARTIES on …..

2.1.2     On signing of this agreement, the COMPANY which has provided all supporting information and  documents required (Annex 1: .....)       will receive the sum of..

2.2    Reimbursement

The Parties agree that the sum of ... euros (..) loaned by UPMC in view of the payment by the COMPANY of the COSTS OF INTELLECTUAL PROPERTY will be reimbursed by the COMPANY on N+l, according to the following terms and conditions:

2.3    Failure to reimburse

COMPANY’s failure to repay its debt will be interpreted as waiver by the COMPANY of its SHARE in the PATENT(S) of  the COMPANY in the concerned countries concerned for the other PARTY. Henceforth, the COMPANY undertakes to immediately grant all powers, documents and signature for the completion of this sale and it can no longer earn any remuneration for the direct and/or indirect use of PATENTS for this or these countries and will no longer have any industrial or commercial use right on these same PATENTS, from the time of receipt of the notification by the other PARTY.

Issued in three (3) originals copies drafted in French, one (I) for each of the PARTIES and one (1) for registration FIN PI .

Signed in Paris, on

Mr Stanislas VEILLET Chairman of Institut Biophytis

Signed in Paris, on

Mr Jean CHAMBAZ Chairman of UPMC